UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 4, 2014

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215
Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 4, 2014, the Company entered into a Second Amended and Restated Credit Agreement dated as of June 4, 2014 (the “Credit Agreement”) among: the Company; Union Bank, N.A., as Administrative Agent, Swing Line Lender, Security Agent, Joint Lead Arranger and Joint Bookrunner; Wells Fargo Bank, National Association, as Co-Syndication Agent; Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Bookrunner; Bank of America N.A., as Co-Syndication Agent; Merrill Lynch, Pierce, Fenner And Smith Incorporated, as Joint Lead Arranger and Joint Bookrunner; U.S. Bank National Association, as Documentation Agent, Joint Lead Arranger and Joint Bookrunner; Deutsche Bank AG, New York Branch, as Senior Managing Agent; and the various lenders party to the Credit Agreement. This Credit Agreement refinances the loans outstanding under the Company’s existing Amended and Restated Credit Agreement, dated as of November 18, 2011 among the Company, Union Bank, N.A., as Administrative Agent and Security Agent and certain banks named therein.  The new credit facility is available to finance the acquisition of aircraft and aircraft engines and related equipment as well as for general working capital purposes.

The Credit Agreement provides a $700 million revolving credit facility for a term of five years and is secured by substantially all of the Company’s assets.  Total availability under the Credit Agreement is subject to a borrowing base calculation that includes specified percentages of the net book value of eligible aircraft engines, airframes, related equipment and other fixed assets ancillary to the service of aircraft or engines.

At the Company’s option, loans under the Credit Agreement will bear interest at either the base rate or LIBOR, plus, in each case, an applicable interest margin.  The base rate will be equal to the highest of (1) the “Reference Rate” of Union Bank, N.A., as published from time to time, (2) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 0.50%, and (3) the one-month LIBOR rate plus 1.50%.  The applicable margin for loans under the Credit Agreement ranges from  zero to 2.25% per annum in the case of base rate loans and from 1.50% to 3.50% in the case of LIBOR loans, in each case based upon the Leverage Ratio (as defined in the Credit Agreement) for the Company and its subsidiaries.  The initial applicable margin for loans under the Credit Agreement will be 1.25% in the case of base rate loans, and 2.50% in the case of LIBOR loans.

The Credit Agreement contains certain usual and customary affirmative and negative covenants which include, among others, financial covenants and limitations on liens, additional indebtedness, further negative pledges, investments, payment of dividends, mergers and restricted payments.  The financial covenants include maintenance of a maximum consolidated leverage ratio and a minimum consolidated fixed charge coverage ratio.  The Credit Agreement also contains usual and customary events of default, including, among others: non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; non-performance of covenants and obligations; default on other material debt; bankruptcy or insolvency; material judgments; material adverse changes; and change in control.

Item 7.01 Regulation FD Disclosure

On June 4, 2014, the Company issued a Press Release in connection with the matters described above.  A copy of this Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements & Exhibits

The Company hereby furnishes the following exhibit pursuant to Item 7.01, “Regulation FD Disclosure”.

Exhibit No.	Description

99.1	Press Release issued by Willis Lease Finance Corporation, dated June 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 9, 2014

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Bradley S. Forsyth
Bradley S. Forsyth
Senior Vice President and
Chief Financial Officer